UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Act of 1934

Date of Report (Date of earliest event reported): February 17, 2004

PROVIDENT FINANCIAL GROUP, INC.
(Exact name of Registrant as specified in its Charter)

Ohio	1-8019	31-0982792
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One East Fourth Street, Cincinnati, Ohio	45202
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code	1-800-851-9521 or 513-345-7102

Item 5 – Other Events and Regulation FD Disclosure.

        On February 17, 2004 Provident Financial Group, Inc., an Ohio corporation (“Provident”), announced that it has entered into an Agreement and Plan of Merger (the “Merger Agreement”) with National City Corporation, a Delaware corporation (“National City”). Pursuant to the Merger Agreement and subject to the terms and conditions set forth therein, Provident will be merged with and into National City, with National City being the surviving corporation of such merger. In connection with the merger, each outstanding share of Provident’s common stock will be converted into 1.135 shares of National City common stock.

        A copy of the press release announcing the execution of the Merger Agreement was issued on February 17, 2004 and is attached hereto as Exhibit 99.1. A copy of the Merger Agreement is attached hereto as Exhibit 2.1. The foregoing description is qualified in its entirety by reference to the full text of such exhibits.

Item 7 – Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

2.1	Agreement and Plan of Merger, dated as of February 16, 2004, among Provident and National City (schedules omitted) (incorporated by reference to the Form 8-K filed by National City on February 17, 2004).

99.1	Press release issued on February 17, 2004.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PROVIDENT FINANCIAL GROUP, INC. BY: /s/Christopher J. Carey —————————————— Christopher J. Carey, Executive Vice President, and Chief Financial Officer

February 17, 2004